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                                                                EXHIBIT 23(a)


                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statement of General Growth Properties, Inc. on Forms S-3 (File Nos. 333-11067, 333-15907, 333-17021, 333-23035, 333-37247, 333-37383 and 333-41603) and the Registration
Statement of Forms S-8 (File Nos. 33-79372, 333-07241, 333-11237 and 333-28449)
of our reports dated February 11, 1997, on our audits of the consolidated financial statements and financial statement schedule of General Growth Properties, Inc. as of December 31, 1996 and 1995, and for the three years in the period ended December 31, 1996, and of our report dated February 13, 1996, except for information as to earnings per share, dividends per share and average shares outstanding, for which the date is March 3, 1997 on our audits of the consolidated financial statements of Westfield America, Inc. formerly CenterMark Properties, Inc. as of December 31, 1995 and 1994 and for the year ended December 31, 1995 and the period from February 12, 1994 through December 31, 1994 and from January 1, 1994 through February 11, 1994, which reports are included in this Annual Report on Form 10-K/A.







                                        Coopers & Lybrand L.L.P.


Chicago, Illinois
January 12, 1998